Exhibit 10.1

Amendment No. RIB051P

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of July 16, 2015, between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the "Company").
BACKGROUND
CoBank and the Company are parties to a Master Loan Agreement dated March 19, 2012 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:
1.Section 9, Subsections (A), (B), and (I) of the MLA are hereby amended and restated to read as follows:
SECTION 9.    Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:
(A)Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (1) debt to CoBank; (2) accounts payable to trade creditors incurred in the ordinary course of business; (3) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (4) indebtedness of the Company under its member or patron investment program, provided, however, that such indebtedness is expressly stated to be subordinate in right of payment to all obligations of the Company to CoBank; (5) unsecured debt of the Company to State of South Dakota (through Brookings County Regional Railroad Authority) in an amount not to exceed $965,000.00; (6) capitalized leases with Farm Credit Leasing Services Corporation ("FCL"); and (7) debt of the Company to other creditors in an amount not to exceed $300,000.00 in the aggregate at any one time.
(B)Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The forgoing restrictions shall not apply to: (1) Liens in favor of CoBank; (2) Liens for taxes, assessments, or governmental charges that are not past due; (3) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (4) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (5) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; (6) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; (7) Liens in favor of FCL to secure indebtedness permitted hereunder; and (8) Liens in favor of other creditors to secure indebtedness permitted hereunder.
(I)Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except: (1) leases of soybean oil storage tank space with aggregate annual payments not to exceed $400,000.00; (2) railcar leases (including railcar leases from FCL); provided, however, that no new railcar leases, or renewals thereof, may exceed ten years in duration and must be on terms and conditions acceptable to CoBank; and (3) other leases, excluding those allowed above, which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $400,000.00.

Exhibit 10.1

2.Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the elate shown above.

CoBANK, ACB		SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Patty Machado	By:	/s/ Mark Hyde

Title:	Assistant Corporate Secretary	Title:	CFO